Exhibit 10.3

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (as it may be amended, supplemented or restated from time to time in accordance with the terms hereof, this “Agreement”), dated as of February 9, 2022 (the “Effective Date”), is made by and among (i) BRC Inc., a Delaware public benefit corporation (including any of its successors or assigns, “PubCo”); (ii) SilverBox Engaged Sponsor LLC, a Delaware limited liability company (the “Sponsor”); (iii) the Engaged Capital Investors (as defined herein); (iv) Evan Hafer (the “Founder”), (v) the persons and entities listed on Schedule B hereto (collectively, the “NCH Equityholders”), (vi) Mathew Best, (vii) Jarred Taylor, (viii) Richard Ryan, (ix) Tom Davin and (x) the persons and entities listed on Schedule A hereto (collectively, the “Legacy Equityholders”). Each of the persons listed under clauses (i) to (x) may be referred to herein as a “Party” and collectively as the “Parties” and and each of the persons listed under clauses (ii) to (x) may be referred to herein collectively as the “Equityholders.”

RECITALS

WHEREAS, PubCo entered into that certain Business Combination Agreement, dated as of November 2, 2021 (as amended, and as it may be further amended from time to time in accordance with the terms thereof, the “BCA”), by and among PubCo, SilverBox, Merger Sub 1 (as defined in the BCA), Merger Sub 2 (as defined in the BCA), Blocker Corp (as defined in the BCA) and Authentic Brands, LLC, a Delaware limited liability company (the “Operating Company”), in connection with the business combination of PubCo and the Operating Company (the “Business Combination”) and other transactions contemplated therein;

WHEREAS, pursuant to the BCA, at the Closing, among other things (i) the Operating Company became a subsidiary of PubCo and PubCo acquired a certain number of common units in the Operating Company (“Common Units”) and (ii) (A) the Sponsor received a certain number of shares of Class A Common Stock and Class C Common Stock, (B) the holders of Equity Securities of the Operating Company (excluding Blocker Corp) immediately prior to the Effective Time (as defined in the BCA), (1) retained a certain number of Common Units and received the same number of shares of Class B Common Stock, (2) received a certain number of unvested performance-based restricted Common Units (“Restricted Common Units”) and (3) received cash, and (C) Blocker Corp, immediately prior to the Effective Time received (1) a certain number of shares of Class A Common Stock and Class C Common Stock (2) and cash, in each case in accordance with the terms of the BCA;

WHEREAS, upon the consummation of the Business Combination, PubCo and the other persons holding Common Units and Restricted Common Units entered into that certain third amended and restated limited liability company agreenent of the Operating Company dated as of February 9, 2022 (as it may be further amended, supplemented or restated from time to time in accordance with the terms of such agreement, the “LLC Agreement”);

WHEREAS, pursuant to the LLC Agreement and the Certificate of Incorporation, upon satisfaction of the conditions set forth in the LLC Agreement, (i) the Restricted Common Units will vest and become Common Units and (ii) PubCo will issue to the holders of such Common Units an additional number of shares of Class B Common Stock such that each such holder holds the same number of Common Units and shares of Class B Common Stock;

WHEREAS, each of the Equityholders holding Common Units (including any Restricted Common Units that have vested) has the right to exchange such Common Units, along with the cancelation of an equal number of shares of Class B Common Stock, for shares of Class A Common Stock pursuant to the terms and conditions of the LLC Agreement;

WHEREAS, SilverBox, the Sponsor and Engaged Capital, LLC (in its capacity as investment advisor on behalf of investment funds and accounts, “Engaged Capital”) entered into that certain Registration Rights Agreement, dated as of February 25, 2021 (the “Original RRA”);

WHEREAS, in connection with Closing, SilverBox, the Sponsor and Engaged Capital hereto desire to terminate the Original RRA in its entirety and replace it with this Agreement;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

Article I
DEFINITIONS

Section 1.1         Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Action” means any action, suit, charge, litigation, arbitration, or other proceeding at law or in equity (whether civil, criminal or administrative) by or before any Governmental Entity.

“Adverse Disclosure” means any public disclosure of material non-public information, which disclosure, in the good faith determination of the Board, after consultation with counsel to PubCo, (a) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any Prospectus and any preliminary Prospectus, in the light of the circumstances under which they were made) not misleading, (b) would not be required to be made at such time if the Registration Statement were not being filed, and (c) PubCo has a bona fide, material business purpose for not making such information public.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, its capacity as a sole or managing member or otherwise; provided that no Party shall be deemed an Affiliate of PubCo or any of its subsidiaries for purposes of this Agreement.

“Agreement” has the meaning set forth in the Preamble.

“Automatic Shelf Registration Statement” has the meaning set forth in Rule 405 promulgated by the SEC pursuant to the Securities Act.

“BCA” has the meaning set forth in the Recitals.

“Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act; provided, that, a Transfer with respect to any Equity Securities shall, for purposes of this Agreement, means that the Transferor no longer Beneficially Owns such Equity Securities (except, for the avoidance of doubt, for any Transfer to Permitted Transferees or with respect to pledges or encumbrances which do not Transfer economic risk). “Beneficially Owns,” “Beneficially Owned,” and “Beneficial Ownership” shall have correlative meanings.

“Block Trade” means any non-marketed underwritten offering taking the form of a block trade to a financial institution, “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or institutional “accredited” investor (as defined in Rule 501(a) of Regulation D under the Securities Act), bought deal, over-night deal or similar transaction through a broker, sales agent or distribution agent, whether as agent or principal, that does not include “road show” presentations to potential investors requiring substantial marketing effort from management over multiple days, the issuance of a “comfort letter” by PubCo’s auditors, or the issuance of a legal opinion by PubCo’s legal counsel.

“Board” means the board of directors of PubCo.

“Business Combination” has the meaning set forth in the Recitals.

“Business Day” means any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in the State of New York.

“Bylaws” means the bylaws of PubCo, as in effect on the Effective Date, as the same may be amended from time to time.

“Certificate of Incorporation” means the certificate of incorporation of PubCo, as in effect on the Effective Date, as the same may be amended from time to time.

“Class A Common Stock” means, as applicable, (a) the Class A common stock, par value $0.0001 per share, of PubCo, or (b) following any consolidation, merger, reclassification or other similar event involving PubCo, any shares or other securities of PubCo or any other Person that are issued or issuable in consideration for the Class A common stock or into which the Class A common stock is exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.

“Class B Common Stock” means, as applicable, (a) the Class B common stock, par value $0.0001 per share, of PubCo, or (b) following any consolidation, merger, reclassification or other similar event involving PubCo, any shares or other securities of PubCo or any other Person that are issued or issuable in consideration for the Class B common stock or into which the Class B common stock is exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.

“Class C Common Stock” means, as applicable, (a) the Class C common stock, par value $0.0001 per share, of PubCo, or (b) following any consolidation, merger, reclassification or other similar event involving PubCo, any shares or other securities of PubCo or any other Person that are issued or issuable in consideration for the Class C common stock or into which the Class C common stock is exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.

“Closing” has the meaning given to such term in the BCA.

“Closing Date” has the meaning given to such term in the BCA, which date is February 9, 2022.

“Common Stock” means shares of the Class A Common Stock, Class B Common Stock and Class C Common Stock, including any shares of the Class A Common Stock and Class B Common Stock issuable upon the exercise of any warrant or other right to acquire shares of the Class A Common Stock and Class B Common Stock.

“Common Units” has the meaning set forth in the Recitals.

“Company Units” means the Common Units and the Restricted Common Units.

“Demanding Holders” has the meaning set forth in Section 4.1(c).

“Economic Interests” mean (a) for the Founder, the NCH Equityholders and the Legacy Equityholders, (i) Company Units and (ii) shares of Class A Common Stock, in each case held by the Founder, the NCH Equityholders and the Legacy Equityholders, as applicable, or their respective Permitted Transferees or (b) for the Sponsor or the Engaged Capital Investors, shares of Class A Common Stock held by the Sponsor or its Permitted Transferees or the Engaged Capital Investors or their Permitted Transferees, as applicable. For purposes of computing the percentage of Economic Interests in Sections 3.1 and 6.4, in each case, Restricted Common Units and Class C Common Stock shall (x) not be included as held as of the Closing Date or at the applicable time while unvested and (y) be included as being held as of the Closing Date and at the applicable time beginning only if and when they vest, are exchanged for or convert into Company Units or Class A Common Stock, as applicable.

“Effective Date” has the meaning set forth in the Preamble.

“Engaged Capital” has the meaning set forth in the Preamble.

“Engaged Capital Director” has the meaning set forth in Section 3.1(a).

“Engaged Capital Investors” means the Engaged Capital Flagship Master Fund, LP and Arango Trading and Finance Corp.

“Equity Securities” means, with respect to any Person, all of the shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock or equity of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares or equity (or such other interests), restricted stock awards, restricted stock units, equity appreciation rights, phantom equity rights, profit participation and all of the other ownership or profit interests of such Person (including partnership or member interests therein), whether voting or nonvoting.

“Equityholders” has the meaning set forth in the Preamble.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Family Member” means with respect to any Person, a spouse, lineal descendant (whether natural or adopted) or spouse of a lineal descendant of such Person or any trust created for the benefit of such Person or of which any of the foregoing is a beneficiary.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Form S-1 Shelf” has the meaning set forth in Section 4.1(a).

“Form S-3 Shelf” has the meaning set forth in Section 4.1(a).

“Forward Purchase Agreement” means that certain Amended and Restated Forward Purchase Agreement, dated as of November 2, 2021, among SilverBox, Engaged Capital, the Operating Company and the Sponsor pursuant to which the Engaged Capital Investors purchased 10,000,000 SilverBox Class C Shares in a private placement prior to Closing, which SilverBox Class C Shares were exchanged for 10,000,000 shares of Class A Common Stock concurrently with Closing.

“Founder” has the meaning set forth in the Preamble.

“Governmental Entity” means any nation or government, any state, province or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any court, arbitrator (public or private) or other body or administrative, regulatory or quasi-judicial authority, agency, department, board, commission or instrumentality of any federal, state, local or foreign jurisdiction.

“Holder” means any holder of Registrable Securities who is a Party to, or who succeeds to rights under, this Agreement pursuant to Article VI; provided that a Party who does not hold Registrable Securities as of the Effective Date and who acquires Registrable Securities after the Effective Date will not be a Holder until such Party gives PubCo a representation in writing of the number of Registrable Securities it holds.

“Holder Information” has the meaning set forth in Section 4.10(b).

“Initial Form S-1 Shelf” has the meaning set forth in Section 4.1(a).

“Laws” means all laws, acts, statutes, constitutions, treaties, ordinances, codes, rules, regulations, and rulings of a Governmental Entity, including common law. All references to “Laws” shall be deemed to include any amendments thereto, and any successor Law, unless the context otherwise requires.

“LLC Agreement” has the meaning set forth in the Recitals.

“Lock-Up Period” has the meaning set forth in Section 5.1(a).

“Lock-Up Shares” has the meaning set forth in Section 5.1(a).

“Maximum Number of Securities” has the meaning set forth in Section 4.1(e).

“Minimum Takedown Threshold” has the meaning set forth in Section 4.1(c).

“Misstatement” means an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus, in the light of the circumstances under which they were made, not misleading.

“NCH Equityholders” has the meaning set forth in the Preamble.

“Necessary Action” means, with respect to any Party and a specified result, all actions (to the extent such actions are not prohibited by applicable Law and within such Party’s control, and in the case of any action that requires a vote or other action on the part of the Board to the extent such action is consistent with fiduciary duties that PubCo’s directors may have in such capacity) necessary to cause such result, including (a) calling special meetings of stockholders, (b) voting or providing a written consent or proxy, if applicable in each case, with respect to shares of Common Stock, (c) causing the adoption of stockholders’ resolutions and amendments to the Organizational Documents, (d) executing agreements and instruments, (e) making, or causing to be made, with Governmental Entities, all filings, registrations or similar actions that are required to achieve such result and (f) nominating certain Persons for election to the Board in connection with the annual or special meeting of stockholders of PubCo.

“Operating Company” has the meaning set forth in the Recitals.

“Organizational Documents” means the Certificate of Incorporation and the Bylaws.

“Original RRA” has the meaning set forth in the Recitals.

“Participation Conditions” has the meaning set forth in Section 4.1(d).

“Party” has the meaning set forth in the Preamble.

“Permitted Transferee” means with respect to any Person, (i) any Family Member of such Person and (ii) any Affiliate of such Person (including any partner, shareholder or member controlling or under common control with such Person and any Affiliated investment fund or vehicle of such Person).

“Person” means any natural person, sole proprietorship, partnership, trust, unincorporated association, corporation, limited liability company, entity or Governmental Entity.

“Piggyback Registration” has the meaning set forth in Section 4.2(a).

“Potential Takedown Participant” has the meaning set forth in Section 4.1(d).

“Prospectus” means the prospectus included in any Registration Statement, all amendments (including post-effective amendments) and supplements to such prospectus, and all material incorporated by reference in such prospectus.

“PubCo” has the meaning set forth in the Preamble.

“Registrable Securities” means (a) any shares of Class A Common Stock, including Class A Common Stock to be issued pursuant to (i) the LLC Agreement upon exchange of Company Units (along with the cancelation of an equal number of shares of Class B Common Stock) and (ii) the Certificate of Incorporation upon conversion of Class C Common Stock, (b) any Warrants or any shares of Class A Common Stock issued or issuable upon the exercise thereof and (c) any Equity Securities of PubCo or any Subsidiary of PubCo that may be issued or distributed or be issuable with respect to the securities referred to in clauses (a) or (b) by way of conversion, dividend, stock split or other distribution, merger, consolidation, exchange, recapitalization or reclassification or similar transaction, in each case held by a Holder; provided, however, that any such Registrable Securities shall cease to be Registrable Securities to the extent (A) a Registration Statement with respect to the sale of such Registrable Securities has become effective under the Securities Act and such Registrable Securities have been sold, transferred, disposed of or exchanged in accordance with the plan of distribution set forth in such Registration Statement, (B) such Registrable Securities shall have ceased to be outstanding or (C) such Registrable Securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” means a registration, including any related Shelf Takedown, effected by preparing and filing a registration statement, prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” means the out-of-pocket expenses of a Registration, including the following:

(a)	all registration and filing fees (including fees with respect to filings required to be made with FINRA) and any securities exchange on which the Class A Common Stock is then listed;

(b)	fees and expenses of compliance with securities or blue sky Laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(c)	printing, messenger, telephone and delivery expenses;

(d)	fees and disbursements of counsel for PubCo;

(e)	reasonable fees and disbursements of all independent registered public accountants of PubCo incurred specifically in connection with such Registration; and

(f)	reasonable fees and expenses of one (1) legal counsel selected by the majority-in-interest of the Demanding Holders in an Underwritten Offering in an amount not to exceed $75,000 for each Registration (including if such Underwitten Offering is in the form of a Block Trade).

“Registration Statement” means any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Representatives” means, with respect to any Person, any of such Person’s officers, directors, employees, agents, attorneys, accountants, actuaries, consultants, equity financing partners or financial advisors or other Person acting on behalf of such Person.

“Requesting Holder” means any Equityholder requesting piggyback rights pursuant to Section 4.2 of this Agreement with respect to an Underwritten Shelf Takedown.

“Restricted Common Units” has the meaning set forth in the Recitals.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor thereto, as the same shall be in effect from time to time.

“Shelf” has the meaning set forth in Section 4.1(a).

“Shelf Registration” means a registration of securities pursuant to a Registration Statement filed with the SEC in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Shelf Takedown” means an Underwritten Shelf Takedown or any proposed transfer or sale using a Registration Statement, including a Piggyback Registration.

“Shelf Takedown Notice” has the meaning set forth in Section 4.1(d).

“Shelf Takedown Request” has the meaning set forth in Section 4.1(c).

“SilverBox” means SilverBox Engaged Merger Corp I, a Delaware corporation.

“Special Holder” means each of the Founder, the Sponsor, the Engaged Capital Investors, the NCH Equityholders, Mathew Best, Jarred Taylor, Richard Ryan and Tom Davin, at such times as such Party is a Holder and any Permitted Transferee of the foregoing (except as set forth in Section 4.16 hereof).

“Sponsor” has the meaning set forth in the Preamble.

“Subsequent Shelf Registration” has the meaning set forth in Section 4.1(b).

“Subsidiaries” means, of any Person, any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting power or equity is owned or controlled directly or indirectly by such Person, or one (1) or more of the Subsidiaries of such Person, or a combination thereof.

“Transfer” means, when used as a noun, any voluntary or involuntary, direct or indirect, transfer, sale, pledge, hedge, encumbrance, or hypothecation or other disposition, contract or legally binding agreement to undertake any of the foregoing, by the Transferor (whether by operation of law or otherwise) and, when used as a verb, the Transferor voluntarily or involuntarily, directly or indirectly, transfers, sells, pledges, hedges, encumbers or hypothecates or otherwise disposes of (whether by operation of law or otherwise), contracts or agrees (in a legally binding manner) to do any of the foregoing, including, in each case, (a) the establishment or increase of a put equivalent position or liquidation with respect to, or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security or (b) entry into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise. The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” shall have the correlative meanings.

“Underwriter” means any investment banker(s) and manager(s) appointed to administer the offering of any Registrable Securities as principal in an Underwritten Offering.

“Underwritten Offering” means a Registration in which securities of PubCo are sold to an Underwriter for distribution to the public.

“Underwritten Shelf Takedown” has the meaning set forth in Section 4.1(f).

“Voting Party” means each of the Sponsor, the Engaged Capital Investors, Mathew Best and the NCH Equityholders.

“Voting Securities” means Equity Securities of PubCo which are entitled to vote generally in the election of directors to the Board.

“Warrants” means the outstanding warrants of PubCo, each exercisable for one share of Class A Common Stock, issued to the Sponsor pursuant to that certain private placement warrants purchase agreement, dated February 25, 2021, by and among the Sponsor and SilverBox, for a purchase price of $11.50 per warrant.

“Well-Known Seasoned Issuer” has the meaning set forth in Rule 405 promulgated by the SEC pursuant to the Securities Act.

“Withdrawal Notice” has the meaning set forth in Section 4.1(f).

Section 1.2         Interpretive Provisions. For all purposes of this Agreement, except as otherwise provided in this Agreement or unless the context otherwise requires:

(a)        the meanings of defined terms are applicable to the singular as well as the plural forms of such terms.

(b)        the words “hereof”, “herein”, “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

(c)        references in this Agreement to any Law shall be deemed also to refer to such Law, and all rules and regulations promulgated thereunder.

(d)        whenever the words “include”, “includes” or “including” are used in this Agreement, they shall mean “without limitation.”

(e)        the captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(f)         pronouns of any gender or neuter or, as appropriate, the other pronoun forms.

Article II
REPRESENTATIONS AND WARRANTIES

Each of the Parties to this Agreement hereby represents and warrants to each other Party to this Agreement that as of the date such Party executes this Agreement:

Section 2.1         Existence; Authority; Enforceability. Such Party has the power and authority to enter into this Agreement and to carry out its obligations hereunder. Such Party who is not an individual is duly organized and validly existing under the laws of its respective jurisdiction of organization, and the execution of this Agreement, and the consummation of the transactions contemplated herein, have been authorized by all necessary action, and no other act or proceeding on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby. This Agreement has been duly executed by it and constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms.

Section 2.2         Absence of Conflicts. The execution and delivery by such Party of this Agreement and the performance of its obligations hereunder does not and will not (a) conflict with, or result in the breach of any provision of the constitutive documents of such Party who is not an individual; (b) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any contract, agreement or permit to which such Party is a Party or by which such Party’s assets or operations are bound or affected; or (c) violate any law applicable to such Party.

Section 2.3         Consents. Other than any consents which have already been obtained, no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such Party in connection with (a) the execution, delivery or performance of this Agreement or (b) the consummation of any of the transactions contemplated herein.

Article III
GOVERNANCE

Section 3.1         Board of Directors.

(a)            Composition of the Board. Each of the Equityholders severally and not jointly, agrees with PubCo to take all Necessary Action to cause (x) the Board to be comprised of seven (7) directors initially and (y) those individuals to be nominated in accordance with this Article III, initially (i) two (2) of whom have been or will be nominated by Engaged Capital (acting on behalf of the Engaged Capital Investors), initially Glenn Welling and Roland Smith, one of whom shall meet the independence requirements of the Exchange Act and the applicable stock exchange regulations, and thereafter designated pursuant to Section 3.1(b) or Section 3.1(e) of this Agreement (each, an “Engaged Capital Director”), (ii) two (2) of whom have been or will be nominated by the Founder, initially George Munoz and Steven Taslitz, both of whom shall meet the independence requirements of the Exchange Act and the applicable stock exchange regulations and thereafter designated pursuant to Section 3.1(c) or Section 3.1(e) of this Agreement (each, a “Founder Director”), which Founder Directors shall meet the independence requirements under the Exchange Act and applicable stock exchange regulations, and (iii) Evan Hafer, Katy Dickson and Tom Davin.The foregoing directors shall be divided into three classes of directors, with each class serving for staggered three year-terms as follows:

(i)             the Class I directors shall include Katy Dickson, initially, and up to one (1) Engaged Capital Director, initially Roland Smith;

(ii)            the Class II directors shall include Tom Davin, initially, and up to one (1) Founder Director, initially George Munoz; and

(iii)           the Class III directors shall include Evan Hafer, initially, up to one (1) Engaged Capital Director, initially Glenn Welling, and up to one (1) Founder Director, initially Steven Taslitz.

Any vacancies existing on the Board as of the date hereof shall be filled in accordance with Section 3.1(e). The initial term of the Class I directors shall expire immediately following PubCo’s 2023 annual meeting of stockholders at which directors are elected. The initial term of the Class II directors shall expire immediately following PubCo’s 2024 annual meeting of stockholders at which directors are elected. The initial term of the Class III directors shall expire immediately following PubCo’s 2025 annual meeting at which directors are elected.

(b)            Engaged Capital Investors Representation. For so long as the Engaged Capital Investors and their Permitted Transferees Beneficially Own Economic Interests representing the percentage of the Economic Interests held by the Engaged Capital Investors immediately after the Closing shown below (or the percentage of Voting Securities shown below, if relevant), PubCo shall take all Necessary Action to include in the slate of nominees recommended by the Board and/or the applicable committee for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected, subject to Section 3.1(f) below, that number of individuals designated by Engaged Capital (acting on behalf of the Engaged Capital Investors) that, if elected, will result in the Engaged Capital Investors having the number of directors serving on the Board that is shown in the column labeled “Number of Engaged Capital Directors” below; provided, that after the number of Engaged Capital Directors is reduced because the percentage Beneficially Owned of such Economic Interests is reduced, the Engaged Capital Investors and their Permitted Transferees cannot subsequently increase the number of Engaged Capital Directors entitled to be designated as a result of their acquisition of Beneficial Ownership of additional Economic Interests (in PubCo and the Operating Company, without duplication); provided, further, that, at any time, at least one Engaged Capital Director shall be a veteran of the U.S. military and at least one Engaged Capital Director shall meet the independence requirements of the Exchange Act and the applicable stock exchange regulations.

Economic Interests Beneficially Owned by the Engaged
Capital Investors (and their Permitted Transferees) as a
Percentage of the Economic Interests Held by the
Engaged Capital Investors immediately after the Closing

Number of Engaged Capital Directors
50% or greater	2
33% or greater, but less than 50%	1
Less than 33%	0

(c)            Founder Representation. For so long as the Founder and its Permitted Transferees Beneficially Own Economic Interests representing at least the percentage, shown below, of the Economic Interests Beneficially Owned by the Founder immediately after the Closing shown below, PubCo shall take all Necessary Action to include in the slate of nominees recommended by the Board and/or the applicable committee for election as directors at each applicable annual or special meeting of stockholders at which directors are to be elected, subject to Section 3.1(f) below, that number of individuals designated by the Founder that, if elected, will result in the Founder having the number of directors serving on the Board that is shown below; provided, that after the number of Founder Directors is reduced because the percentage Beneficially Owned of such Economic Interests is reduced, the Founder and its Permitted Transferees cannot subsequently increase the number of Founder Directors entitled to be designated as a result of its acquisition of Beneficial Ownership of additional Economic Interests (in PubCo and the Operating Company, without duplication); provided, further, that, at any time, the Founder Directors (except the Founder) shall meet the independence requirements of the Exchange Act and the applicable stock exchange regulations.

Economic Interests Beneficially Owned by the Founder (and its Permitted Transferees) as a Percentage of the Economic Interests Beneficially Owned by the Founder immediately after the Closing	Number of Founder Directors
35% or greater	2 plus the Founder
25% or greater, but less than 35%	2 (including the Founder)
15% or greater, but less than 25%	1 (including the Founder)
Less than 15%	0

(d)            Decrease in Directors. Upon any decrease in the number of directors that the Engaged Capital Investors or the Founder, as applicable, is entitled to designate for nomination to the Board pursuant to Section 3.1(b), Section 3.1(c), Engaged Capital (acting on behalf of the Engaged Capital Investors) or the Founder, as applicable, shall take all Necessary Action to cause the appropriate number of Engaged Capital Directors or Founder Directors, as applicable, to offer to tender their resignation promptly, and no later than sixty (60) days prior to the expected date of PubCo’s next annual meeting of stockholders, provided, however, that the Board may, in its sole discretion, elect not to accept any such offer of resignation from an Engaged Capital Director or Founder Director, as applicable, and require that such director withdraw such offer of resignation in order to avoid the resulting vacancy. In furtherance and without limitation of the foregoing, the Nominating and Corporate Governance Committee may, in its sole discretion and with the express written consent of such individual, recommend for nomination an Engaged Capital Director or Founder Director that has tendered his or her resignation pursuant to this Section 3.1(d).

(e)            Removal; Vacancies. Except as provided in Section 3.1(d), and subject to the Organizational Documents, Engaged Capital (acting on behalf of the Engaged Capital Investors) and the Founder, as applicable, shall have the exclusive right to (i) remove their nominees from the Board, and PubCo shall take all Necessary Action to cause the removal of any such nominee at the request of the applicable Party and (ii) designate directors for election to the Board to fill vacancies existing on the date hereof or created by reason of death, incapacity, removal or resignation of its nominees to the Board, and PubCo, the Sponsor, the Engaged Capital Investors, the Founder and the Legacy Equityholders shall take all Necessary Action to cause any such vacancies created pursuant to clause (i) or (ii) above to be filled by replacement directors designated by the applicable Party as promptly as practicable after such designation (and in any event prior to the next meeting or action of the Board or applicable committee). Notwithstanding anything to the contrary contained in this Section 3.1(e), no Party shall have the right to designate a replacement director, and PubCo shall not be required to take any action to cause any vacancy to be filled by any such designee, to the extent that election or appointment of such designee to the Board would result in a number of directors nominated by such Party in excess of the number of directors that such Party is then entitled to nominate for membership on the Board pursuant to this Agreement.

(f)             Nominee Background. Any nominee designated by Engaged Capital (on behalf of the Engaged Capital Investors) or the Founder pursuant to Section 3.1(b), Section 3.1(c) and Section 3.1(e), as applicable, will be subject to PubCo’s customary due diligence process, including its review of a completed questionnaire and a background check. Based on the foregoing, PubCo may reasonably object to any nominee (i) provided it does so in good faith and (ii) solely to the extent such objection is based upon any of the following: (1) such nominee was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (2) such nominee was the subject of any order, judgment, or decree not subsequently reversed, suspended or vacated of any court of competent jurisdiction, permanently or temporarily enjoining such proposed director from, or otherwise limiting, the following activities: (A) engaging in any type of business practice, or (B) engaging in any activity in connection with the purchase or sale of any security or in connection with any violation of federal or state securities laws; (3) such nominee was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in clause (2)(B), or to be associated with persons engaged in such activity; (4) such nominee was found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated; or (5) such nominee was the subject of, or a party to any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to a violation of any federal or state securities laws or regulations. In the event the Board reasonably finds the nominee to be unsuitable based upon one or more of the foregoing clauses (1) through (5) and reasonably objects to the identified director, Engaged Capital (acting on behalf of the Engaged Capital Investors) or the Founder, as applicable, shall be entitled to propose a different nominee to the Board within thirty (30) days of PubCo’s notice to such person of its objection to the nominee and such replacement nominee shall be subject to the review process outlined above.

(g)            Committees. In accordance with PubCo’s Organizational Documents, (i) the Board shall establish and maintain committees of the Board for (x) Audit, (y) Compensation and (z) Nominating and Corporate Governance, and (ii) the Board may from time to time by resolution establish and maintain other committees of the Board. For so long as the Founder is on the Board, the Founder shall chair the Nominating and Corporate Governance Committee, subject to applicable Laws and applicable stock exchange regulations, and subject to requisite independence requirements applicable to such committee.

(h)            Reimbursement of Expenses. PubCo shall reimburse the directors for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board and any committees thereof, including travel, lodging and meal expenses.

(i)             Indemnification. For so long as the Founder, any Engaged Capital Director or Founder Director serves as a director of PubCo, (i) PubCo shall provide the Founder, such Engaged Capital Director or Founder Director with the same expense reimbursement, benefits, indemnity, exculpation and other arrangements provided to the other directors of PubCo and (ii) PubCo shall not amend, alter or repeal any right to indemnification or exculpation covering or benefiting the Founder, any Engaged Capital Director or Founder Director nominated pursuant to this Agreement as and to the extent consistent with applicable Law, the last sentence of Section 10.1(G) of the Certificate of Incorporation, Article VIII of the Certificate of Incorporation, Article IV of the Bylaws and any indemnification agreements with directors (whether such right is contained in the Organizational Documents or another document) (except to the extent such amendment or alteration permits PubCo to provide broader indemnification or exculpation rights on a retroactive basis than permitted prior thereto).

Section 3.2         Voting Agreement and Proxy.

(a)            Engaged Capital Directors and Founder Directors. From the Effective Date until, and including, February 9, 2027 (such period, the “Voting Period”), each of the Equityholders, severally and not jointly, agrees with PubCo to cause all Equity Securities such Person has the right to vote as of the applicable record date, to be present in person or by proxy for quorum purposes and to be voted at any meeting of stockholders or at any adjournments or postponements thereof, and to consent in connection with any action by written consent in lieu of a meeting, in favor of each director recommended by the Board for election at any such meeting or through any such written consent. Each of the Equityholders, severally and not jointly, agree with PubCo not to take action to remove any director (other than a director nominated by such person) from office unless such removal is for cause or if the applicable Party nominating such director is no longer entitled to nominate such director pursuant to Section 3.1.

(b)            Agreement to Vote on Election of Directors. During the Voting Period and to the extent he or she is entitled under PubCo’s Organizational Documents to vote on such matter, each of the Voting Parties, severally and not jointly, agrees to vote all securities of PubCo that may vote in the election of PubCo’s directors on the Board that such Voting Party owns or controls from time to time (hereinafter referred to as the “Voting Shares”) in accordance with the provisions of Sections 3.2(c) and (d), whether at an annual or special meeting of stockholders or any class or series of stockholders or by written consent.

(c)            Election of Board of Directors – Proxy. During the Voting Period, and subject to PubCo’s Organizational Documents, each Voting Party agrees, severally and not jointly, to vote (or cause to be voted), or to act by written consent in respect of, all Voting Shares in the same manner (“for,” “against,” “withheld,” “abstain” or otherwise) (i) as directed by the Founder (to give effect to the Voting Parties’ intention to provide the Founder with an irrevocable proxy during the Voting Period) or (ii) (A) to the extent the treatment of securities of PubCo as Voting Shares would result, from time to time, in the Founder having a reporting acquisition in excess of two percent of the class within the meaning of Section 13(d)(6)(B) of the Exchange Act and the rules and guidance relating thereto, or (B) solely in the event that no such direction is provided by the Founder after inquiry by such Voting Party, as recommended by the Board, in each case with respect to:

(i)             the election to the Board at any meeting of stockholders at which directors are to be elected (other than the Engaged Capital Directors subject to Section 3.1(b));

(ii)            the appointment to fill any vacancy created by the failure of any director to complete a term on the Board (other than the Engaged Capital Directors subject to Section 3.1(b)); and

(iii)            any removal of directors from the Board (other than the Engaged Capital Directors subject to Section 3.1(e));

in each case, so long as the applicable nominee subject to election or appointment satisfies PubCo’s normal procedures regarding suitability of director nominees.

(d)            Other Obligations. The obligations of the Voting Party pursuant to this Section 3.2(c) shall include any stockholder vote to amend the Organizational Documents of PubCo as required to effect the intent of Section 3.2(c). Each of the Voting Parties and PubCo agree not to take any actions that would materially and adversely affect the provisions of this Section 3.2(c) and the intention of the parties with respect to the composition of the Board as stated herein.

(e)      Successors in Interest of the Voting Parties and PubCo. The provisions of this Section 3.2 shall be binding upon the successors in interest of any Voting Party with respect to any of the Voting Party’s Voting Shares or any voting rights therein, unless (i) such Voting Shares are sold in the public markets or in a public offering (whether or not such offering is underwritten) (a “Sale”) or (ii) such Voting Shares are transferred as a bona fide charitable gift to an unrelated third party non-government or non-profit organizations (a “Gift”). Each Voting Party shall not, and PubCo shall not, permit the transfer of any Voting Party’s Voting Shares (except for Sales and Gifts), unless and until the person to whom such securities are to be transferred shall have executed a written agreement pursuant to which such person becomes a party to this Agreement with respect to Section 3.2 and agrees to be bound by all the provisions of Section 3.2 as if such person was a Voting Party hereunder. For the avoidance of doubt, (i) no such additional written agreement shall be required if Voting Shares that are transferred remain under the control of the relevant Voting Party, and (ii) the provisions of this Section 3.2(e) shall not be construed as restricting or otherwise prohibiting the Transfer of a Voting Party’s Voting Shares in the open market.

(f)      Irrevocable Proxy and Power of Attorney. The Voting Party hereby grants a power of attorney to each Chief Executive Officer of PubCo, the Chief Financial Officer of PubCo, and the Secretary of PubCo, or any of them from time to time, or their designees, as the Voting Party’s true and lawful proxy and attorney, with the power to act alone and with full power of substitution (each a “Proxy Holder”), to vote (or consent pursuant to an action by written consent of the stockholders, if applicable) with respect to the matters set forth under Section 3.2(c) hereof, and hereby authorizes each Proxy Holder to represent and vote, if and only if the Voting Party (i) fails to vote, or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Section 3.2(c), all of such party’s Voting Shares in favor of election of persons as members of the Board determined pursuant to and in accordance with the terms and provisions of this Section 3.2(c) or to take any action necessary to effect this Section 3.2(c), respectively. Each of the proxy and power of attorney granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of PubCo and the parties in connection with the transactions contemplated by this Agreement and, as such, each is coupled with an interest and shall be irrevocable until the expiration of the Voting Period. The Voting Party hereto hereby revokes any and all previous proxies or powers of attorney with respect to the Voting Shares and shall not hereafter, until the expiration of the Voting Period, purport to grant any other proxy or power of attorney with respect to any of the Voting Shares, deposit any of the Voting Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any Person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Voting Shares, in each case, with respect to any of the matters set forth herein.

(g)     Manner of Voting. The voting of Voting Shares pursuant to this Section 3.2 may be effected in person, by proxy, by written consent or in any other manner permitted by applicable law.

(h)     Absence of Engaged Capital Directors. In the event that the Board no longer has a member that is an Engaged Capital Director and the Engaged Capital Investors no longer have the right to cause the election of any Engaged Capital Director to the Board in accordance with the terms of this Article lll, then, notwithstanding anything to the contrary in this Section 3.2, Founder will not have the right under Section 3.2(c) to direct any Voting Party to vote for any person to fill the vacancy caused by the departure of such Engaged Capital Director or to cause such vacancy to be filled.

(i)       Notification. Each Voting Party, for so long as it is a party to this Agreement, will, as promptly as practicable, and in any event within one Business Day, notify the Founder of any change in its Beneficial Ownership of Equity Securities of PubCo. Each Voting Party will individually make and be solely responsible for any filings or notifications as may be necessary under applicable law in connection with the entry into this Agreement and the performance of its obligations hereunder.

Section 3.3       Supermajority Board Approval. For so long as the Engaged Capital Investors are entitled to director representation pursuant to Section 3.1 hereof, prior to taking any of the following actions, PubCo shall be required to obtain the approval by an affirmative vote or consent of two-thirds of the directors then in office:

(a)      approve a transaction resulting in a Change of Control (as defined in the LLC Agreement);

(b)      alter, amend, repeal or rescind, in whole or in part, any provision of the Certificate of Incorporation or the Bylaws of PubCo;

(c)      nominate, elect, remove or otherwise change the executive officers (within the meaning of Rule 3b-7 under the Exchange Act) and Chief Executive Officer of PubCo;

(d)      pursue business activities of a type that are inconsistent with the purpose of PubCo and its subsidiaries taken as a whole as set forth in Article III of the Certificate of Incorporation and deviate materially from the type of business activities engaged in by PubCo and its subsidiaries immediately prior to the date on which approval by an affirmative vote of two-thirds of the directors then in office is obtained for any action requiring approval pursuant to this Section 3.3 (it being understood the merely expanding or contracting the scope of activities engaged in by PubCo and its subsidiaries shall not trigger application of this Section 3.3);

(e)      decrease the aggregate amount expended by PubCo and its subsidiaries in respect of charitable activities (whether or not deductible for tax purposes) in any fiscal year of PubCo by more than 10% of the aggregate amount expended by PubCo and its subsidiaries in respect of charitable activities in the immediately preceding fiscal year; or

(f)       change in any material respect the overall look and feel of the marketing materials and imagery used to market and promote PubCo and its products (it being understood that changes of individual advertisements, marketing images, promotional campaigns, product labeling and packaging and website content that occurs from time to time in the ordinary course and is consistent with the overall look and feel of the marketing materials and imagery used to market and promote PubCo and its products prior to the date on which approval by an affirmative vote of two-thirds of the directors then in office is obtained for any action requiring approval pursuant to this Section 3.3 shall not trigger application of this Section 3.3).

Article IV
REGISTRATION RIGHTS

Section 4.1       Shelf Registration.

(a)      Filing. PubCo shall file, within thirty (30) Business Days of the Closing Date, a Registration Statement for a Shelf Registration on Form S-1 (the “Form S-1 Shelf” and, together with any Registration Statement for a Shelf Registration on Form S-3 (the “Form S-3 Shelf”) and any Subsequent Shelf Registration, the “Shelf”) covering the resale of all Registrable Securities (including, for the avoidance of doubt, Registrable Securities of any distributees or contributees pursuant to Section 4.16 hereof). PubCo shall use its commercially reasonable efforts to cause the Form S-1 Shelf to become effective under the Securities Act as soon as practicable after the initial filing thereof. The Form S-1 Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Special Holder. PubCo shall maintain the Form S-1 Shelf in accordance with the terms hereof, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep such Form S-1 Shelf continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. PubCo shall use its commercially reasonable efforts to convert the Form S-1 Shelf (and any Subsequent Shelf Registration) to a Form S-3 Shelf as soon as practicable after PubCo is eligible to use Form S-3.

(b)      Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while there are any Registrable Securities, PubCo shall use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional Registration Statement as a Shelf Registration (a “Subsequent Shelf Registration”) registering the resale of all outstanding Registrable Securities from time to time, and pursuant to any method or combination of methods legally available to, and requested by, any Special Holder. If a Subsequent Shelf Registration is filed, PubCo shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an Automatic Shelf Registration Statement if PubCo is then a Well-Known Seasoned Issuer at the time of filing) and (ii) keep such Subsequent Shelf Registration continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration shall be on Form S-3 to the extent that PubCo is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form. In the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, PubCo, upon request of a Holder, shall promptly use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered by either, at PubCo’s option, the Shelf (including by means of a post-effective amendment) or a Subsequent Shelf Registration and cause the same to become effective as soon as practicable after such filing and such Shelf or Subsequent Shelf Registration shall be subject to the terms hereof.

(c)      Requests for Underwritten Shelf Takedowns. At any time and from time to time after the relevant Shelf has been declared effective by the SEC, the Special Holders may request (each, a “Shelf Takedown Request”) to sell all or any portion of their Registrable Securities in an underwritten offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”); provided that PubCo shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include securities with a total offering price (exclusive of piggyback securities and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, $30.0 million (the “Minimum Takedown Threshold”). All requests for Underwritten Shelf Takedowns shall be made by giving written notice to PubCo, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown and the expected price range of such Underwritten Shelf Takedown, provided that each Holder agrees that the fact that such a notice has been delivered shall constitute Confidential Information. The Special Holders that requested such Underwritten Shelf Takedown (the “Demanding Holders”) shall have the right to select the Underwriters for such offering (which shall consist of one or more reputable nationally or regionally recognized investment banks), and to agree to the pricing and other terms of such offering; provided that such selection shall be subject to the consent of PubCo, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary herein, in no event shall any Special Holder or any Transferee thereof request an Underwritten Shelf Takedown during the Lock-Up Period. There shall be no limit to the number of Underwritten Shelf Takedowns that may be requested by any Special Holder, subject to the proviso in the first sentence of this Section 4.1(c) and provided, further, that, PubCo shall not be obligated to effect more than one (1) Underwritten Shelf Takedown in any six-month period.

(d)      Shelf Takedown Participation. Except in the case of a requested Underwritten Shelf Takedown in the form of a Block Trade, promptly upon receipt of a Shelf Takedown Request (but in no event more than two (2) Business Days thereafter) for any Underwritten Shelf Takedown, PubCo shall deliver a notice (a “Shelf Takedown Notice”) to each other Special Holder with Registrable Securities covered by the Shelf (each, a “Potential Takedown Participant”). The Shelf Takedown Notice shall offer each such Potential Takedown Participant the opportunity to include in any Underwritten Shelf Takedown such number of Registrable Securities as each such Potential Takedown Participant may request in writing (such requesting Potential Takedown Participant, a “Takedown Participant”). PubCo shall include in the Underwritten Shelf Takedown all such Registrable Securities with respect to which PubCo has received written requests for inclusion therein within three (3) Business Days after the date that the Shelf Takedown Notice has been delivered. Any Potential Takedown Participant’s request to participate in an Underwritten Shelf Takedown shall be binding on the Potential Takedown Participant; provided that each such Potential Takedown Participant that elects to participate may condition its participation on the Underwritten Shelf Takedown being completed within ten (10) Business Days of its acceptance at a price per share (after giving effect to any underwriters’ discounts or commissions) to such Potential Takedown Participant of not less than a percentage of the closing price for the shares on their principal trading market on the Business Day immediately prior to such Potential Takedown Participant’s election to participate, as specified in such Potential Takedown Participant’s request to participate in such Underwritten Shelf Takedown (the “Participation Conditions”). Notwithstanding the delivery of any Shelf Takedown Notice, but subject to the Participation Conditions (to the extent applicable), all determinations as to whether to complete any Underwritten Shelf Takedown and as to the timing, manner, price and other terms of any Underwritten Shelf Takedown contemplated by this Section 4.1(d) shall be determined by the Demanding Holder.

(e)      Reduction of Underwritten Shelf Takedowns. If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown, in good faith, advise PubCo, the Demanding Holders and the Takedown Participants (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Takedown Participants (if any) desire to sell, taken together with all other shares of Common Stock or other Equity Securities that PubCo desires to sell and all other Common Stock or other Equity Securities, if any, that have been requested to be sold in such Underwritten Offering pursuant to separate written contractual piggyback registration rights held by any other stockholders, exceeds the maximum dollar amount or maximum number of Equity Securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then PubCo shall include in such Underwritten Offering, as follows: at all times (i) first, the Registrable Securities of the Demanding Holders and the Takedown Participants (if any) (pro rata based on the respective number of Registrable Securities that each Demanding Holder and Takedown Participant (if any) has requested be included in such Underwritten Shelf Takedown) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Common Stock or other Equity Securities that PubCo desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Common Stock or other Equity Securities of other Persons that PubCo is obligated to include in such Underwritten Offering pursuant to separate written contractual arrangements with such Persons and that can be sold without exceeding the Maximum Number of Securities.

(f)      Withdrawal. Any of the Demanding Holders initiating an Underwritten Shelf Takedown shall have the right to withdraw from such Underwritten Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to PubCo and the Underwriter or Underwriters (if any) of such Demanding Holder’s intention to withdraw from such Underwritten Shelf Takedown, prior to the public announcement of the Underwritten Shelf Takedown by PubCo; provided that a Special Holder may elect to have PubCo continue an Underwritten Shelf Takedown if the Minimum Takedown Threshold would still be satisfied or if the Underwritten Shelf Takedown would be made with respect to all of the Registrable Securities of such Special Holder. Following the receipt of any Withdrawal Notice, PubCo shall promptly forward such Withdrawal Notice to any other Special Holders that had elected to participate in such Underwritten Shelf Takedown. Notwithstanding anything to the contrary contained herein, PubCo shall be responsible for the Registration Expenses incurred in connection with the Underwritten Shelf Takedown prior to delivery of a Withdrawal Notice under this Section 4.1(f).

(g)      Long-Form Demands. Upon the expiration of the applicable Lock-Up Period and during such times as no Shelf is effective, each Special Holder may demand that PubCo file a Registration Statement on Form S-1 for the purpose of conducting an Underwritten Offering of any or all of such Special Holder’s Registrable Securities. PubCo shall file such Registration Statement within thirty (30) days of receipt of such demand and use its commercially reasonable efforts to cause the same to be declared effective within sixty (60) days of filing. The provisions of Sections 4.1(c)-(f) shall apply to this Section 4.1(g) as if a demand under this Section 4.1(g) were an Underwritten Shelf Takedown, provided that in order to withdraw a demand under this Section 4.1(g), such withdrawal must be received by PubCo prior to PubCo having publicly filed a Registration Statement pursuant to this Section 4.1(g).

(h)      SEC Cutback. Notwithstanding the registration obligations set forth in this Section 4.1, in the event that the SEC informs PubCo that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, PubCo agrees to promptly (i) inform each of the Holders thereof and use its commercially reasonable efforts to file amendments to the Shelf Registration Statement as required by the SEC and/or (ii) withdraw the Shelf Registration Statement and file a new registration statement (a “New Registration Statement”) on Form S-3, or if Form S-3 is not then available to PubCp for such registration statement, on such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, PubCo shall use its commercially reasonable efforts to advocate with the SEC for the registration of all of the Registrable Securities in accordance with any publicly available written or oral guidance, comments, requirements or requests of the SEC staff (the “SEC Guidance”). Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that PubCo used diligent efforts to advocate with the SEC for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a Holder as to further limit its Registrable Securities to be included on the Registration Statement, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis based on the total number of Registrable Securities held by the Holders, subject to a determination by the SEC that certain Holders must be reduced first based on the number of Registrable Securities held by such Holders. In the event PubCo amends the Shelf Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, PubCo will use its commercially reasonable efforts to file with the SEC, as promptly as allowed by the SEC or SEC Guidance provided to PubCo or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Shelf Registration Statement, as amended, or the New Registration Statement.

(i)       Block Trades. If PubCo shall receive a request from a Special Holder of Registrable Securities with an estimated market value of at least $15,000,000 that PubCo effect the sale of all or any portion of such Registrable Securities in an Underwritten Shelf Takedown in the form of a Block Trade, then PubCo shall, as expeditiously as possible, cooperate and effect the offering in such Block Trade of the Registrable Securities for which such requesting Special Holder has requested such offering, without giving any effect to any required notice periods or delivery of notices to any other Holders.

Section 4.2    Piggyback Registration.

(a)      Piggyback Rights. If PubCo proposes to conduct a registered offering of, or if PubCo proposes to file a Registration Statement under the Securities Act with respect to an offering of Equity Securities of PubCo, or securities or other obligations exercisable or exchangeable for, or convertible into Equity Securities of PubCo, for its own account or for the account of stockholders of PubCo, other than a Registration Statement (or any registered offering with respect thereto) (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to PubCo’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of PubCo, (iv) for a dividend reinvestment plan or (v) for any Underwritten Shelf Takedown, then PubCo shall give written notice of such proposed offering to all Special Holders as soon as practicable but not less than three (3) Business Days before the anticipated filing date of such Registration Statement or, in the case of an underwritten offering pursuant to a Shelf Registration, the launch date of such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any and if known, in such offering, and (B) offer to all of the Special Holders the opportunity to include in such registered offering such number of Registrable Securities as such Special Holders may request in writing within five (5) Business Days after receipt of such written notice (such registered offering, a “Piggyback Registration”); provided that each Special Holder agrees with PubCo that the fact that such a notice has been delivered shall constitute Confidential Information subject to Section 3.3. PubCo shall cause such Registrable Securities to be included in such Piggyback Registration and shall use its reasonable best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Special Holders pursuant to this Section 4.2(a) to be included in a Piggyback Registration on the same terms and conditions as any similar securities of PubCo included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The inclusion of any Special Holder’s Registrable Securities in a Piggyback Registration shall be subject to such Special Holder’s agreement to abide by the terms of Section 4.6 below.

(b)      Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration (other than an Underwritten Shelf Takedown), in good faith, advises PubCo and the Special Holders, in each case, participating in the Piggyback Registration in writing that the dollar amount or number of shares of Common Stock or other Equity Securities that PubCo desires to sell, taken together with (i) the Common Stock or other Equity Securities, if any, as to which Registration or a registered offering has been demanded pursuant to separate written contractual arrangements with Persons other than the Special Holders hereunder and (ii) the Common Stock or other Equity Securities, if any, as to which registration has been requested pursuant to this Section 4.2, exceeds the Maximum Number of Securities, then:

(i)            If the Registration is initiated and undertaken for PubCo’s account, PubCo shall include in any such Registration (A) first, the Common Stock or other Equity Securities that PubCo desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Special Holders exercising their rights to register their Registrable Securities pursuant to Section 4.2(a) (pro rata based on the respective number of Registrable Securities that each Special Holder has requested be included in such Registration), which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Stock or other Equity Securities, if any, as to which Registration has been requested pursuant to written contractual piggyback registration rights of other stockholders of PubCo, which can be sold without exceeding the Maximum Number of Securities; or

(ii)            If the Registration is pursuant to a request by Persons other than the Special Holders, then PubCo shall include in any such Registration (A) first, the Common Stock or other Equity Securities, if any, of such requesting Persons, other than the Special Holders, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Special Holders exercising their rights to register their Registrable Securities pursuant to Section 4.2(a) (pro rata based on the respective number of Registrable Securities that each Special Holder has requested be included in such Registration) which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Stock or other Equity Securities that PubCo desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Common Stock or other Equity Securities, if any, for the account of other Persons that PubCo is obligated to register pursuant to separate written contractual piggyback registration rights of such Persons, which can be sold without exceeding the Maximum Number of Securities.

(c)      Piggyback Registration Withdrawal. Any Special Holder shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to PubCo and the Underwriter or Underwriters (if any) of such Special Holder’s intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the SEC with respect to such Piggyback Registration or, in the case of a Piggyback Registration pursuant to a Shelf Registration, the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. PubCo (whether on its own good faith determination or as the result of a request for withdrawal by Persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the SEC in connection with a Piggyback Registration (which, in no circumstance, shall include the Shelf) at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary set forth herein, PubCo shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Section 4.2(c).

Section 4.3       Restriction on Transfer. In connection with any Underwritten Offering of Equity Securities of PubCo, (i) each Holder that holds more than 1.0% of the issued and outstanding Common Stock (after giving effect to the exchange of all outstanding Company Units), agrees that it shall not Transfer any Common Stock (other than those included in such offering pursuant to this Agreement), without the prior written consent of PubCo, during the seven (7) days prior to and the 90-day period beginning on the date of pricing of such offering, except in the event the Underwriter managing the offering otherwise agrees by written consent, and further agrees to execute a customary lock-up agreement in favor of the Underwriter or Underwriters to such effect (in each case on substantially the same terms and conditions as all such Holders) and (ii) PubCo will cause each of its directors and officers to execute a lock-up on terms at least as restrictive as that contemplated by the preceding clause (i). Notwithstanding the foregoing, a Holder shall not be subject to this Section 4.3 with respect to an Underwritten Offering unless each Holder that holds at least 1.0% of the issued and outstanding Common Stock (after giving effect to the exchange of all outstanding Company Units) and each of PubCo’s directors and officers have executed a lock-up on terms at least as restrictive with respect to such Underwritten Offering as requested of the Holders.

Section 4.4       General Procedures. In connection with effecting any Registration and/or Shelf Takedown, subject to applicable Law and any regulations promulgated by any securities exchange on which PubCo’s Equity Securities are then listed, each as interpreted by PubCo with the advice of its counsel, PubCo shall use its commercially reasonable efforts to effect such Registration to permit the sale of the Registrable Securities included in such Registration in accordance with the intended plan of distribution thereof, and pursuant thereto PubCo shall, as expeditiously as possible:

(a)      prepare and file with the SEC as soon as practicable a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;

(b)      prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by any Special Holder or as may be required by the rules, regulations or instructions applicable to the registration form used by PubCo or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

(c)      prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Special Holders that are Holders of Registrable Securities included in such Registration, and such Special Holders’ respective legal counsel, if any, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters or the Special Holders that are Holders of Registrable Securities included in such Registration or the respective legal counsel for any such Special Holders, if any, may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Special Holders;

(d)     prior to any public offering of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” Laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence satisfactory to such Holders that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other Governmental Entities as may be necessary by virtue of the business and operations of PubCo and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that PubCo shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

(e)      cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by PubCo are then listed;

(f)      provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

(g)     advise each Holder of Registrable Securities covered by a Registration Statement, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(h)     advise each Holder of Registrable Securities covered by a Registration Statement promptly after PubCo receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed;

(i)       at least three (3) calendar days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus furnish a draft copy thereof to each Special Holder that is a Holder of Registrable Securities included in such Registration Statement, or its counsel, if any (excluding any exhibits thereto and any filing made under the Exchange Act that is to be incorporated by reference therein);

(j)       notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 4.7 hereof;

(k)      permit Representatives of the Special Holders, the Underwriters, if any, and any attorney, consultant or accountant retained by such Special Holders or Underwriter to participate, at each such Person’s own expense except to the extent such expenses constitute Registration Expenses, in the preparation of the Registration Statement, and cause PubCo’s officers, directors and employees to supply all information reasonably requested by any such Representative, Underwriter, attorney, consultant or accountant in connection with the Registration; provided, however, that such Persons agree to confidentiality arrangements in form and substance reasonably satisfactory to PubCo, prior to the release or disclosure of any such information;

(l)       obtain a “cold comfort” letter, and a bring-down thereof, from PubCo’s independent registered public accountants in the event of an Underwritten Offering which the participating Special Holders may rely on, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to the participating Special Holders;

(m)     on the date the Registrable Securities are delivered for sale pursuant to such Registration, if requested by the Underwriter(s), if any, obtain an opinion and negative assurance letter, dated such date, of counsel representing PubCo for the purposes of such Registration, addressed to the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion and negative assurance letter are being given as are customarily included in such opinions and negative assurance letters;

(n)      in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

(o)      make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of PubCo’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the SEC);

(p)      if an Underwritten Offering involves Registrable Securities with a total offering price (including piggyback securities and before deduction of underwriting discounts) reasonably expected to exceed, in the aggregate, $50.0 million, use its commercially reasonable efforts to make available senior executives of PubCo to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in such Underwritten Offering; and

(q)      otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested, by the Special Holders, in connection with such Registration.

Section 4.5       Registration Expenses. The Registration Expenses of all Registrations shall be borne by PubCo. It is acknowledged by the Holders that the Holders selling any Registrable Securities in an offering shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing such Holders, in each case pro rata based on the number of Registrable Securities that such Holders have sold in such Registration.

Section 4.6       Requirements for Participating in Underwritten Offerings. Notwithstanding anything to the contrary contained herein, if any Holder does not provide PubCo with its requested Holder Information, PubCo may exclude such Holder’s Registrable Securities from the applicable Registration Statement or Prospectus if PubCo determines, based on the advice of counsel, that such information is necessary to effect the registration and such Holder continues thereafter to withhold such information. No Person may participate in any Underwritten Offering of Equity Securities of PubCo pursuant to a Registration hereunder unless such Person (a) agrees to sell such Person’s Registrable Securities on the basis provided in any underwriting and other arrangements approved by PubCo in the case of an Underwritten Offering initiated by PubCo, and approved by the Demanding Holders in the case of an Underwritten Offering initiated by the Demanding Holders and (b) completes and executes all customary questionnaires, custody agreements, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements. Subject to the minimum thresholds set forth in Section 4.1(c) and Section 4.4(p) of this Agreement, the exclusion of a Holder’s Registrable Securities as a result of this Section 4.6 shall not affect the registration of the other Registrable Securities to be included in such Registration.

Section 4.7       Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from PubCo that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (and PubCo hereby covenants to prepare and file such supplement or amendment as soon as practicable after giving such notice), or until it is advised in writing by PubCo that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require PubCo to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to PubCo for reasons beyond PubCo’s control, PubCo may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than one hundred twenty (120) days in any 12-month period, determined in good faith by PubCo to be necessary for such purpose. In the event PubCo exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to such Registration in connection with any sale or offer to sell Registrable Securities. PubCo shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 4.7.

Section 4.8       Reporting Obligations. As long as any Holder shall own Registrable Securities, PubCo, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by PubCo after the Effective Date pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings; provided, that any documents publicly filed or furnished with the SEC pursuant to the Electronic Data Gathering, Analysis and Retrieval System shall be deemed to have been furnished to the Holders pursuant to this Section 4.8.

Section 4.9       Other Obligations. (i) In connection with a Transfer of Registrable Securities exempt from Section 5 of the Securities Act or through any broker-dealer transactions described in the plan of distribution set forth within the Prospectus and pursuant to the Registration Statement of which such Prospectus forms a part and (ii) at any time following the Registrable Securities being eligible for resale under Rule 144 promulgated under the Securities Act without restriction, upon a Holder’s request, subject to applicable Law, as interpreted by PubCo with the advice of counsel, and the receipt of any customary documentation required from the applicable Holders in connection therewith (including a representation that a Holder will only sell the Registrable Securities in accordance with such Registration Statement or Rule 144 promulgated under the Securities Act, as applicable), PubCo shall (a) promptly instruct its transfer agent to remove any restrictive legends applicable to the Registrable Securities being Transferred and (b) cause its legal counsel (which may be internal counsel to PubCo) to deliver the necessary legal opinions, if any, to the transfer agent in connection with the instruction under clause (a). In addition, PubCo shall cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with the aforementioned Transfers; provided, however, that PubCo shall have no obligation to participate in any “road shows” or assist with the preparation of any offering memoranda or related documentation with respect to any Transfer of Registrable Securities in any transaction that does not constitute an Underwritten Offering. PubCo agrees to indemnify the transfer agent for the Registrable Securities as reasonably necessary and requested by the transfer agent to avoid a Holder of Registrable Securities having to provide a stock power with medallion guarantee in connection with a Transfer of Registrable Securities.

Section 4.10     Indemnification and Contribution.

(a)      PubCo agrees to indemnify, to the extent permitted by Law, each Holder of Registrable Securities, its officers, managers, directors and Representatives and each Person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to PubCo by or on behalf of such Holder expressly for use therein. PubCo shall indemnify the Underwriters, their officers and directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing sentence with respect to the indemnification of each Holder.

(b)      In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to PubCo in writing such information and affidavits as PubCo reasonably requests for use in connection with any such Registration Statement or Prospectus (the “Holder Information”) and, to the extent permitted by Law, such Holder shall indemnify PubCo, its directors and officers and each Person who controls PubCo (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by or on behalf of such Holder expressly for use therein; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds actually received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing sentence with respect to indemnification of PubCo.

(c)      Any Person entitled to indemnification under this Section 4.10 shall (i) give prompt written notice to the indemnifying party of any claim with respect to which such Person seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d)      The indemnification provided hereunder shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, manager, director, Representative or controlling Person of such indemnified party and shall survive the Transfer of securities. PubCo and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution (pursuant to Section 4.10(e) below) to such party in the event PubCo’s or such Holder’s indemnification is unavailable for any reason.

(e)      If the indemnification provided in this Section 4.10 from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this Section 4.10(e) shall be limited to the amount of the net proceeds actually received by such Holder in such offering giving rise to such liability. The amount paid or payable by a Party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 4.10(a), 4.10(b) and 4.10(c), any legal or other fees, charges or expenses reasonably incurred by such Party in connection with any investigation or proceeding. The Parties agree that it would not be just and equitable if contribution pursuant to this Section 4.10(e) were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Section 4.10(e). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 4.10(e) from any Person who was not guilty of such fraudulent misrepresentation.

(f)      Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in any underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provision in the underwriting agreement shall control.

Section 4.11     Other Registration Rights. Other than the registration rights set forth in the Subscription Agreements and the Transaction Support Agreements (each as defined in the BCA), PubCo represents and warrants that no Person, other than a Holder of Registrable Securities pursuant hereto, has any right to require PubCo to register any securities of PubCo for sale or to include such securities of PubCo in any Registration Statement filed by PubCo for the sale of securities for its own account or for the account of any other Person. Further, each of PubCo, the Sponsor and the Engaged Capital Investors represents and warrants that this Agreement supersedes any other registration rights agreement or other similar agreement, other than the registration rights set forth in the Forward Purchase Agreement and the Subscription Agreements.

Section 4.12     Rule 144. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act, PubCo covenants that it will (a) make available at all times information necessary to comply with Rule 144, if such Rule is available with respect to resales of the Registrable Securities under the Securities Act, and (b) take such further action as the Holders may reasonably request, all to the extent required from time to time to enable them to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (if available with respect to resales of the Registrable Securities), as such rule may be amended from time to time.

Section 4.13        Term. Article IV shall terminate with respect to any Holder on the date that such Holder no longer holds any Registrable Securities. The provisions of Section 4.8 and Section 4.10 shall survive any such termination with respect to such Holder.

Section 4.14       Holder Information. Each Holder agrees, if requested in writing by PubCo, to represent to PubCo the total number of Registrable Securities held by such Holder in order for PubCo to make determinations hereunder, including for purposes of Section 4.12 hereof.

Section 4.15        Termination of Original RRA. Upon the Closing, SilverBox, the Sponsor and Engaged Capital terminated the Original RRA, and the Original RRA and all of the respective rights and obligations of the parties thereunder, as and from the Closing, were and are of no further force or effect.

Section 4.16        Distributions.

(a)         In the event that the Sponsor or an Engaged Capital Investor, as applicable, (i) distributes its Registrable Securities to its direct equity holders or (ii) contributes its Registrable Securities to a controlled Affiliate, which Affiliate must be a Permitted Transferee, the distributees or contributees, as applicable, shall be treated as “Holders” hereunder (whether or not any such distributees would be a Permitted Transferee); provided, however, that any distributees or contributees, as applicable, holding 10.0% or more of all of the Registrable Securities of the Sponsor or the Engaged Capital Investors, as applicable, immediately following such distribution or contribution shall each be “Special Holder”; provided, further, that (x) such distributees or contributees, taken as a whole, shall not be entitled to rights in excess of those conferred on the Sponsor or the Engaged Capital Investors, as applicable, as if they each remained a single party to this Agreement and (y) such distributees or contributees shall be required, at the time of and as a condition to such distribution or contribution, to become a party to this Agreement.

(b)       In the event that an NCH Equityholder (i) distributes its Registrable Securities to its direct equity holders or (ii) contributes its Registrable Securities to a controlled Affiliate, which Affiliate must be a Permitted Transferee, the distributees or contributees, as applicable, shall be treated as “Holders” hereunder (whether or not any such distributees would be a Permitted Transferee); provided, however, that any distributees or contributees, as applicable, holding 10.0% or more of all of the Registrable Securities of the NCH Equityholders immediately following such distribution or contribution shall each be “Special Holder”; provided, further, that (x) such distributees or contributees, taken as a whole, shall not be entitled to rights in excess of those conferred collectively on the NCH Equityholders, as if they remained a single party to this Agreement and (y) such distributees or contributees shall be required, at the time of and as a condition to such distribution or contribution, to become a party to this Agreement.

Section 4.17       Adjustments. If there are any changes in the Common Stock as a result of stock split, stock dividend, combination or reclassification, or through merger, consolidation, recapitalization or other similar event, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Common Stock as so changed.

Article V
LOCK-UP

Section 5.1          Lock-Up.

(a)         Other than pursuant to the LLC Agreement, no Equityholder shall Transfer, or make a public announcement of any intention to effect such Transfer, of any Lock-Up Shares (as defined below) Beneficially Owned or otherwise held by such Person during the Lock-Up Period (as defined below); provided, that such prohibition shall not apply to Transfers permitted pursuant to Section 5.2. The “Lock-Up Period” shall be the period commencing on the Closing Date and ending on the date that is six (6) months following the Closing Date. The “Lock-Up Shares” means (i) the Class A Common Stock, Class B Common Stock, Class C Common Stock, Common Units, Restricted Common Units, Warrants and Class A Common Stock issuable upon exercise of Warrants held by the the Equityholders and (ii) shares of Class A Common Stock issued pursuant to (i) the LLC Agreement upon exchange of Company Units held as of the Closing Date, along with an equal number of Class B Common Stock, for Class A Common Stock and (ii) the Certificate of Incorporation upon conversion of Class C Common Stock into Class A Common Stock; provided, however, that (x) any Equity Securities purchased by the Engaged Capital Investors pursuant to the Forward Purchase Agreement, and (y) any Equity Securities purchased by (aa) the Sponsor or any members of the Sponsor, any Affiliates of a member of the Sponsor or any employees of a member of the Sponsor or a member’s Affiliates and (bb) Rellim Investment Company, LLC, in each case pursuant to any Subscription Agreement entered into with SilverBox and/or PubCo in connection with the entry into the BCA shall not be “Lock-Up Shares” under this Agreement.

(b)        During the Lock-Up Period, any purported Transfer of Lock-Up Shares other than in accordance with this Agreement shall be null and void, and PubCo shall refuse to recognize any such Transfer for any purpose.

(c)       The Equityholders acknowledge and agree that, notwithstanding anything to the contrary herein, the Equity Securities in the Operating Company (including Common Units and Restricted Common Units), shares of Class B Common Stock and shares of Class A Common Stock, in each case, Beneficially Owned by such Person, if any, shall remain subject to any restrictions on Transfer under applicable securities Laws of any Governmental Entity, including all applicable holding periods under the Securities Act and other rules of the SEC, and under the LLC Agreement.

Section 5.2        Permitted Transfers. Notwithstanding anything to the contrary contained in this Agreement, during the Lock-Up Period the Equityholders may Transfer, without the consent of PubCo, any of such Person’s Lock-Up Shares to (i) any of such Person’s Permitted Transferees, upon written notice to PubCo, (ii) any members of such Person, any Affiliates of a member of such Person or any employees of a member of such Person or a member’s Affiliates or (iii) (a) a charitable organization, upon written notice to PubCo; (b) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (c) in the case of an individual, pursuant to a qualified domestic relations order; or (d) pursuant to any liquidation, merger, stock exchange or other similar transaction which results in all of PubCo’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the Business Combination; provided, that in connection with any Transfer of such Lock-Up Shares pursuant to clause (i) above, (x) the restrictions and obligations contained in Section 5.1 and this Section 5.2 will continue to apply to such Lock-Up Shares after any Transfer of such Lock-Up Shares, and (y) the Transferee of such Lock-Up Shares shall have no rights under this Agreement, unless as otherwise set forth herein. Any Transferee of Lock-Up Shares shall be required, at the time of and as a condition to such Transfer, to become a party to this Agreement by executing and delivering a joinder in the form attached to this Agreement as Exhibit A, whereupon such Transferee will be treated as a Party (with the same rights and obligations as the Transferor) for all purposes of this Agreement.

Article VI
GENERAL PROVISIONS

Section 6.1          Assignment; Successors and Assigns; No Third Party Beneficiaries.

(a)         Except as otherwise permitted hereunder, no Party may assign such Party’s rights and obligations under this Agreement, in whole or in part, without the prior written consent of PubCo. Any such assignee may not again assign those rights, other than in accordance with this Article VI. Any attempted assignment of rights or obligations in violation of this Article VI shall be null and void.

(b)      Notwithstanding anything to the contrary herein (other than the succeeding sentence of this Section 6.1(b) and subject to Section 3.2(e) and Section 4.16), no Holder may Transfer such Holder’s rights or obligations under this Agreement, in whole or in part, except in connection with a Transfer of such Holder’s Registrable Securities, in whole or in part, to (a) any Person with the prior written consent of PubCo or (b) any of such Holder’s Permitted Transferees. In no event can the Engaged Capital Investors or the Founder assign any of such Person’s rights under Sections 3.1. Any Transferee of Registrable Securities pursuant to this Section 6.1(b) shall be required, at the time of and as a condition to such Transfer, to become a party to this Agreement, whereupon such Transferee will be treated as a Party (with the same rights and obligations as the Transferor unless as otherwise set forth herein) for all purposes of this Agreement, as applicable and to the extent in accordance with this Section 6.1(b).

(c)         All of the terms and provisions of this Agreement shall be binding upon the Parties and their respective successors, assigns, heirs and representatives, but shall inure to the benefit of and be enforceable by the successors, assigns, heirs and representatives of any Party only to the extent that they are permitted successors, assigns, heirs and representatives pursuant to the terms hereof; provided, however, notwithstanding anything to the contrary herein, Section 3.1, Section 3.2, Section 3.3, Section 4.3 and Section 5.1 shall only inure to the benefit of and be enforceable by (i) PubCo (with respect to each other Party) and (ii) each other Party (with respect to PubCo’s obligations to such other Party, as applicable).

(d)        Nothing in this Agreement, express or implied, is intended to confer upon any Party, other than the Parties and their respective permitted successors, assigns, heirs and representatives, any rights or remedies under this Agreement or otherwise create any third party beneficiary hereto (provided, that, Engaged Capital shall be an intended third-party beneficiary for purposes of exercising the rights of the Engaged Capital Investors hereunder).

Section 6.2          Termination. Section 3.1 shall terminate in accordance with its terms. Sections 3.2 shall terminate at the end of the Voting Period. Article IV of this Agreement shall terminate as set forth in Section 4.13. The remainder of this Agreement shall terminate automatically (without any action by any Party) as to each Holder when such Holder ceases to hold any Registrable Securities; provided, that, a Party may elect to terminate all of its rights and obligations under this Agreement prior to such time (which termination shall terminate such Party’s rights under Section 6.4(b), but shall not, for the avoidance of doubt, terminate such Party’s obligations under Section 3.1, Section 3.2, Section 3.3, Article V and Article VI).

Section 6.3          Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any Governmental Entity, the remaining provisions hereof, to the extent permitted by Law shall remain in full force and effect.

Section 6.4          Entire Agreement; Amendments; No Waiver.

(a)        This Agreement, together with Exhibit A to this Agreement, the LLC Agreement, the Sponsor Letter Agreement (as such term is defined in the BCA) and, solely with respect to the terms defined therein and incorporated herein by reference, the BCA constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, understandings and discussions, whether oral or written, relating to such subject matter in any way and there are no warranties, representations or other agreements among the Parties in connection with such subject matter except as set forth in this Agreement and therein.

(b)        No provision of this Agreement may be amended or modified in whole or in part at any time without the express written consent of (i) PubCo, (ii) for so long as the Sponsor and its Permitted Transferees Beneficially Own Economic Interests (in the Operating Company and PubCo, without duplication) representing 33.0% or more of the Economic Interests held by the Sponsor after the Closing, the Sponsor, (iii) for so long as the Engaged Capital Investors and their Permitted Transferees Beneficially Own Economic Interests (in the Operating Company and PubCo, without duplication) representing 33.0% or more of the Economic Interests held by the Engaged Capital Investors after the Closing, Engaged Capital, (iv) for so long as the Founder and its Permitted Transferees collectively Beneficially Own Economic Interests (in the Operating Company and PubCo, without duplication) representing 15% or more of the Economic Interests held by the Founder immediately after the Closing, the Founder, and (v) for so long as the NCH Equityholders and their Permitted Transferees collectively Beneficially Own Economic Interests (in the Operating Company and PubCo, without duplication) representing 15% or more of the Economic Interests held by the NCH Equityholders immediately after the Closing, the NCH Equityholders; provided that any such amendment or modification that would be materially adverse in any respect to any Holder shall require the prior written consent of such Holder; provided, further that a provision that has terminated with respect to a Party shall not require any consent of such Party (and such Party’s Economic Interests shall not be considered in computing any percentages) with respect to amending or modifying such provision.

(c)        No waiver of any provision or default under, nor consent to any exception to, the terms of this Agreement shall be effective unless in writing and signed by the Party to be bound and then only to the specific purpose, extent and instance so provided.

Section 6.5         Counterparts; Electronic Delivery. This Agreement and any other agreements, certificates, instruments and documents delivered pursuant to this Agreement may be executed and delivered in one or more counterparts and by fax, email or other electronic transmission, each of which shall be deemed an original and all of which shall be considered one and the same agreement. No Party shall raise the use of a fax machine or email to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a fax machine or email as a defense to the formation or enforceability of a contract and each Party forever waives any such defense.

Section 6.6          Notices. All notices, demands and other communications to be given or delivered under this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered (or, if delivery is refused, upon presentment) or received by email (with confirmation of transmission) prior to 5:00 p.m. eastern time on a Business Day and, if otherwise, on the next Business Day, (b) one (1) Business Day following sending by reputable overnight express courier (charges prepaid) or (c) three (3) calendar days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing pursuant to the provisions of this Section 6.6, notices, demands and other communications shall be sent to the addresses indicated below.

if to PubCo, to:

BRC Inc.

1144 S 500 W

Salt Lake City, UT 84101

Attention: Tom Davin, Co-CEO and Andrew McCormick, General Counsel

Email: tom.davin@blackriflecoffee.com

   andrew.mccormick@blackriflecoffee.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention:	Steven V. Napolitano, P.C.

Joshua N. Korff, P.C.

Peter Seligson

Email:	steven.napolitano@kirkland.com

joshua.korff@kirkland.com

peter.seligson@kirkland.com

if to the Sponsor, to:

SilverBox Engaged Sponsor LLC
1250 S. Capital of Texas Highway

Building 2, Suite 285

Austin, TX 78746

Attention:	Joseph Reece

Stephen Kadenacy

Email:	jr@sbcap.com

sk@sbcap.com

with a copy (which shall not constitute notice) to:

Paul Hastings LLP

1999 Avenue of the Stars, 27th Floor

Los Angeles, CA 90067

Attention:	David M. Hernand

Jonathan Ko

Email:	davidhernand@paulhastings.com

jonathanko@paulhastings.com

if to any Engaged Capital Investor, to:

c/o Engaged Capital, LLC

610 Newport Center Drive, Suite 250

Newport Beach, California 92660

Attention: Glenn Welling

Email: glenn@engagedcapital.com

if to the Founder, to:

Evan Hafer

c/o BRC Inc.

1144 S 500 W

Salt Lake City, UT 84101

Email: evan.hafer@blackriflecoffee.com

if to the NCH Equityholders, to:

c/o Sterling Partners

401 N. Michigan Avenue, 33rd Floor

Chicago, Illinois 60601-1003

Attention: Office of the General Counsel

Email: aepstein@sterlingpartners.com

Section 6.7          Governing Law; Waiver of Jury Trial; Jurisdiction. The Law of the State of Delaware shall govern (a) all Actions, claims or matters related to or arising from this Agreement (including any tort or non-contractual claims) and (b) any questions concerning the construction, interpretation, validity and enforceability of this Agreement, and the performance of the obligations imposed by this Agreement, in each case without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware. EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES UNDER THIS AGREEMENT. EACH OF THE PARTIES FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH SUCH PARTY’S LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES SUCH PARTY’S JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. Each of the Parties submits to the exclusive jurisdiction of first, the Chancery Court of the State of Delaware or if such court declines jurisdiction, then to the Federal District Court for the District of Delaware, in any Action arising out of or relating to this Agreement, agrees that all claims in respect of the Action shall be heard and determined in any such court and agrees not to bring any Action arising out of or relating to this Agreement in any other courts. Nothing in this Section 6.7, however, shall affect the right of any Party to serve legal process in any other manner permitted by Law or at equity. Each Party agrees that a final judgment in any Action so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law or at equity.

Section 6.8          Specific Performance. Each Party hereby agrees and acknowledges that it will be impossible to measure in money the damages that would be suffered if the Parties fail to comply with any of the obligations imposed on them by this Agreement and that, in the event of any such failure, an aggrieved Party will be irreparably damaged and will not have an adequate remedy at Law. Any such Party shall, therefore, be entitled (in addition to any other remedy to which such Party may be entitled at Law or in equity) to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and if any Action should be brought in equity to enforce any of the provisions of this Agreement, none of the Parties shall raise the defense that there is an adequate remedy at Law.

Section 6.9          Subsequent Acquisition of Shares. Any Equity Securities of PubCo or Operating Company acquired subsequent to the Effective Date by a Holder shall be subject to the terms and conditions of this Agreement and such shares shall be considered to be “Registrable Securities” as such term is used in this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Parties has duly executed this Agreement as of the Effective Date.

PUBCO:

BRC Inc.

By:	/s/ Steve Kadenacy
Name: Steve Kadenacy
Title: Chief Executive Officer

FOUNDER

/s/ Evan Hafer
Evan Hafer

SPONSOR:

SILVERBOX ENGAGED SPONSOR LLC

By:	/s/ Steve Kadenacy
Name: Steve Kadenacy
Title: Chief Executive Officer

[Signature Page - Investor Rights Agreement - Joinder]

ENGAGED CAPITAL INVESTORS:

ENGAGED CAPITAL FLAGSHIP MASTER FUND, LP

By:	/s/ Glenn Welling
Name: Glenn Welling
Title: Managing Member

ARANGO TRADING AND FINANCE CORP

By:	/s/ Glenn Welling
Name: Glenn Welling
Title: Managing Member

[Signature Page - Investor Rights Agreement - Joinder]

NCH EQUITYHOLDERS:

AUGUSTA TRUST U/A/D 3/30/2013

By:	/s/ John Miller
Name: John Miller
Title: Trustee

/s/ Bruce Goldman
Bruce Goldman

/s/ Casey Taslitz Birnbaum
Casey Taslitz Birnbaum

By:	/s/ Chandler Taslitz
Name: Chandler Taslitz

COFFEE CUP LLC

By:	/s/ John Miller
Name: John Miller
Title: Manager

CONCESSIONS DEVELOPMENT GROUP, LLC

By:	/s/ Oscar Vila
Name: Oscar Vila
Title: Manager

/s/ Daniel Elfman
Daniel Elfman

[Signature Page - Investor Rights Agreement - Joinder]

EF INVESTCO HOLDINGS, LLC

By:	/s/ Jeffrey Elburn
Name: Jeffrey Elburn
Title: Authorized Signatory

EPPY FAMILY HOLDINGS, LLC

By:	/s/ M. Avi Esptein
Name: M. Avi Esptein
Title: Authorized Signatory

GI DECAF TRUST UAD 3/3/2016

By:	/s/ Marianne Schmitt Hellauer
Name: Marianne Schmitt Hellauer
Title: Trustee

/s/ Jim Chiappetta
Jim Chiappetta

/s/ Justin Marku
Justin Marku

/s/ Kiley Taslitz Anderson
Kiley Taslitz Anderson

[Signature Page - Investor Rights Agreement - Joinder]

MDP CHILDREN TRUST

By:	/s/ Javier Mora
Name: Javier Mora
Title: Trustee

/s/ Merrick Elfman
Merrick Elfman

/s/ Michael Brown
Michael Brown

/s/ Michael Drai
Michael Drai

/s/ Michael Gershenzon
Michael Gershenzon

NOELLE E. TASLITZ GIFT TRUST U/A/D 5/19/2020

By:	/s/ Steven Taslitz
Name: Steven Taslitz
Title: Trustee

[Signature Page - Investor Rights Agreement - Joinder]

rELLIM INVESTMENT COMPANY, LLC

By:	/s/ John Miller
Name:	John Miller
Title:	Manager

/s/ Robert Polston
Robert Polston

southern 798 Trust uad 2/3/2016

By:	/s/ Marianne Schmitt Hellauer
Name:	Marianne Schmitt Hellauer
Title:	Trustee

/s/ Stefan Weitz
Stefan Weitz

tAVAURA HOLDINGS TRUST UAD 2/3/2016

By:	/s/ Marianne Schmitt Hellauer
Name:	Marianne Schmitt Hellauer
Title:	Trustee

TOWER 5 CAPITAL LLC

By:	/s/ Thomas E. Davin
Name:	Thomas E. Davin
Title:	Managing Member

[Signature Page - Investor Rights Agreement - Joinder]

/s/ Whitney Krutulis
Whitney Krutulis

[Signature Page - Investor Rights Agreement - Joinder]

OTHER SPECIAL HOLDERS:

/s/ Mathew Best
Mathew Best

/s/ Jarred Taylor
Jarred Taylor

/s/ Rich Ryan
Rich Ryan

/s/ Tom Davin
Tom Davin

[Signature Page - Investor Rights Agreement - Joinder]

LEGACY EQUITYHOLDERS:

BASS PRO, LLC

By:	/s/ Kevin Maliszewski
Name:	Kevin Maliszewski
Title:	CFO

Sage enterprises, llc

By:	/s/ Jayson Orvis
Name:	Jayson Orvis
Title:	Manager

/s/ Greg Iverson
Greg Iverson

/s/ Toby Johnson
Toby Johnson

/s/ Katy Johnson
Katy Johnson

/s/ George Munoz
George Munoz

/s/ Steven Taslitz
Steven Taslitz

/s/ Charles Waldron
Charles Waldron

/s/ Logan Stark
Logan Stark

[Signature Page - Investor Rights Agreement - Joinder]

/s/ Scott Bollinger
Scott Bollinger

/s/ Robert Modarelli
Robert Modarelli

/s/ Robert Baker
Robert Baker

/s/ Sandy Garner
Sandy Garner

/s/ Molly Schweickert
Molly Schweickert

/s/ Dan Kaepernik
Dan Kaepernik

/s/ Kim Ellis
Kim Ellis

/s/ Dan Shimoda
Dan Shimoda

/s/ Andrew McCormick
Andrew McCormick

/s/ Manuel Pineiro, Jr.
Manuel Pineiro, J.

[Signature Page - Investor Rights Agreement - Joinder]